As filed with the Securities and Exchange Commission on January 27, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

IDENIX PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	45-0478605
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

320 Bent Street

Cambridge, Massachusetts 02141

(617) 995-9800

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Maria D. Stahl, Esq.

Senior Vice President and General Counsel

Idenix Pharmaceuticals, Inc.

320 Bent Street

Cambridge, Massachusetts 02141

(617) 995-9800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Susan W. Murley, Esq.

Wilmer Cutler Pickering Hale and Dorr LLP

60 State Street

Boston, Massachusetts 02109

Telephone: (617) 526-6000

Telecopy: (617) 526-5000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, or the Securities Act, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒    333-177167

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer”, and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☐	Accelerated Filer	☒

Non-Accelerated Filer	☐	Smaller Reporting Company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered (1)	Proposed maximum aggregate offering price (2)	Amount of registration fee (2)
Common Stock, $0.001 par value per share	$17,788,595	$2,291.17

(1)	There are being registered hereunder by the registrant such indeterminate number of shares of common stock as will have an aggregate initial offering price not to exceed $17,788,595.
(2)	Estimated solely for purposes of determining the registration fee pursuant to Rule 457(o) under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This registration statement is being filed with respect to the registration of additional shares of common stock, par value $0.001 per share, of Idenix Pharmaceuticals, Inc., a Delaware corporation, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the earlier registration statement on Form S-3 (File No. 333-177167), which was declared effective by the Securities and Exchange Commission on October 14, 2011, are incorporated in this registration statement by reference.

The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on this 27 day of January, 2014.

IDENIX PHARMACEUTICALS, INC.

By:	/s/ Ronald C. Renaud, Jr.
Ronald C. Renaud, Jr.
President and Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Ronald C. Renaud, Jr.	President and Chief Executive Officer and Director (Principal executive officer)	January 27, 2014

* Daniella Beckman	Chief Financial Officer (Principal financial and accounting officer)	January 27, 2014

* Wayne T. Hockmeyer	Director	January 27, 2014

* Thomas R. Hodgson	Director	January 27, 2014

* Tamar Howson	Director	January 27, 2014

* Denise Pollard-Knight	Director	January 27, 2014

* Anthony Rosenberg	Director	January 27, 2014

*By:	/s/ Ronald C. Renaud, Jr. Ronald C. Renaud, Jr. Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description

5	Opinion of WilmerHale

23.1	Consent of WilmerHale (included in Exhibit 5)

23.2	Consent of PricewaterhouseCoopers LLP

24	Powers of Attorney (incorporated by reference to the Registrant’s Registration Statement on Form S-3 (File No. 333-177167) filed with the Securities and Exchange Commission on October 4, 2011).

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